Exhibit 10.3

Execution Version

GUARANTY agreement

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of the 9th day of March, 2023, by FIN Holdings Inc., (“Guarantor A”), Innovation in Motion, Inc., (“Guarantor B”), and ID Solutions, Inc., (“Guarantor C” and, together with Guarantor A and Guarantor B, each a “Guarantor,” and collectively, the “Guarantors,” which terms shall include their respective successors and assigns), with and for the benefit of Stephen J. Garchik (the “Lender” or “Beneficiary”). The Guarantors and the Lender are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.  authID, Inc., a Delaware corporation (the “Borrower” or the “Company”), contemporaneously herewith, has entered into that certain Facility Agreement (defined below), pursuant to which, among other things, the Lender has agreed to provide the Borrower with the Initial Funding (as defined in the Facility Agreement).

B. Each Guarantor has agreed to make this Guaranty, for the benefit and security of the Lender, to guarantee the payment and performance all of the Borrower’s obligations, indebtedness and liabilities to the Lender, whether with respect to the Promissory Note (defined below).

C. Each Guarantor has determined that the execution, delivery, and performance of this Guaranty directly benefits, and is in the best interests of, such Guarantor.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors make the following covenants, agreements, representations and warranties with and for the benefit and security of the Lender:

ARTICLE I

CONSTRUCTION AND DEFINED TERMS

Section 1.01.  Defined Terms. As used in this Guaranty, the following terms have the following meanings:

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (or other applicable bankruptcy, insolvency, or similar laws, or any successor statute thereto).

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Convertible Note” Each of the series of Senior Secured Convertible Notes issued by the Borrower as of March 21, 2022, in the original aggregate principal amount of $9,175,205.

“Facility Agreement” That certain Amended and Restated Facility Agreement, dated as of March 8, 2023, by and between the Borrower and Beneficiary.

“Guaranteed Obligations” means all obligations, including, without limitation, all interest, make-whole, and other amounts that accrue after the commencement of any Insolvency Proceeding of the Company or any Guarantor, whether or not the payment of such interest, make-whole and/or other amounts are enforceable or are allowable in such Insolvency Proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Material Adverse Effect” A material adverse effect on (a) the Guarantor’s business, operations, financial condition, prospects, assets, liabilities or capitalization, (b) the Guarantor’s ability to pay or perform its obligations under any Transaction Documents, (c) the validity or enforceability of any Transaction Documents, or (d) any rights or remedies of the Lender under any Transaction Documents.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in this Guaranty or any Transaction Document).

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

“Person” Any natural person, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity, including any receiver, debtor-in-possession, trustee, custodian, conservator, liquidator or similar official.

“Promissory Note” That certain Promissory Note, dated as of March __, 2023, by Borrower for the benefit of Beneficiary.

“Subsidiary” shall have the meaning set forth in the Transaction Documents.

“Transaction Documents” means, collectively, the Promissory Note and this Guaranty.

“Transaction Party” means the Company and each Guarantor, collectively, the “Transaction Parties”.

Section 1.02.  Article and Section Headings. Article and Section headings and captions in this Guaranty are for convenience only and shall not affect the construction or interpretation of this Guaranty.

Section 1.03.  Other Terms. Terms used in this Guaranty shall be applicable to the singular and plural, and references to gender shall include all genders. The terms “herein,” “hereof,” “hereto,” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of “does not include,” “shall not include,” “not included” or “not including”), the terms “include” and “including,” shall be read to mean “include, without limitation,” or “including, without limitation,” as the case may be.

Article II

GUARANTY

Section 2.01.  Guaranty.

(a)	Each Guarantor hereby, jointly and severally, guarantees to the Lender, for the benefit of the Lender, the punctual payment, as and when due and payable, by stated maturity or otherwise, of all of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Lender under the Promissory Note but forth the fact that they are unenforceable.

(b)	Each Guarantor, by its acceptance of this Guaranty, hereby confirms that it is the intention of all parties involved that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar foreign, federal, provincial, state, or other applicable law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, each of the Lender and the Guarantors irrevocably agrees that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

Section 2.02.  Guaranty Absolute; Continuing Guaranty; Assignments.

(a)	Each Guarantor, jointly and severally, hereby unconditionally and irrevocably, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Promissory Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be as a primary obligor (and not merely as a surety) and shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)	any lack of validity or enforceability of any Transaction Document;

(ii)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or extension of the maturity of any Guaranteed Obligations or otherwise;

(iii)	any taking, release, or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(iv)	any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of any Transaction Party;

(v)	any failure of the Lender to disclose to any Transaction Party any information relating to the business, condition (financial or otherwise), operations, performance, properties, or prospects of any other Transaction Party now or hereafter known to the Lender (each Guarantor waiving any duty on the part of the Lender to disclose such information);

(vi)	taking any action in furtherance of the release of any Guarantor or any other Person that is liable for the Guaranteed Obligations from all or any part of any liability arising under or in connection with any Transaction Document without the prior written consent of the Lender; or

(vii)	any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.

(b)	This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(c)	This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations) and shall not terminate for any reason prior to the maturity date thereof (other than Payment in Full of the Guaranteed Obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Lender and its successors, and permitted pledgees, transferees, and assigns. Without limiting the generality of the foregoing sentence, the Lender may pledge, assign, or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender, in each case as provided in such Transaction Document.

Article III

WAIVERS

Section 3.01.  Waiver of Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance, or enforcement of any Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against any Transaction Party or any other guarantor, whether or not such claim, remedy, or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until there has been Payment in Full of the Guaranteed Obligations. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to Payment in Full of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Document. If (a) any Guarantor shall make payment to the Lender of all or any part of the Guaranteed Obligations, and (b) there has been Payment in Full of the Guaranteed Obligations, the Lender will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 3.02.  Other Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, protest, notice of acceptance, and any other notice or formality of any kind with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender exhaust any right or take any action against any Transaction Party or any other Person. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.02 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Without limiting the foregoing, to the extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives (a) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution, or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Transaction Parties, any other guarantor or any other Person, and (b) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder. Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party or any of its Subsidiaries now or hereafter known by the Lender.

Article IV

REPRESENTATIONS AND WARRANTIES

Each Guarantor hereby represents and warrants as of the date first written above as follows:

Section 4.01.  Each Guarantor hereby represents and warrants as of the date first written above as follows:

(a)	Such Guarantor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (ii) has all requisite corporate, limited liability company, or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver, and perform its obligations under this Guaranty and each other Transaction Document to which such Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified (individually or in the aggregate) would not result in a Material Adverse Effect.

(b)	The execution, delivery, and performance by such Guarantor of this Guaranty and each other Transaction Document to which such Guarantor is a party (i) have been duly authorized by all necessary corporate, limited liability company, or limited partnership action, (ii) do not and will not contravene its charter, articles, certificate of formation, or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Guarantor or its properties do not and will not result in or require the creation of any lien, security interest, or encumbrance (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (iii) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to it or its operations or any of its properties.

(c)	No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required in connection with the due execution, delivery, and performance by such Guarantor of any of the Transaction Documents to which such Guarantor is a party (other than expressly provided for in any of the Transaction Documents).

(d)	This Guaranty has been duly executed and delivered by each Guarantor and is, and each of the other Transaction Documents to which such Guarantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by the Bankruptcy Code or other applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)	There is no pending or, to the best knowledge of such Guarantor, threatened action, suit or proceeding against such Guarantor or to which any of the properties of such Guarantor is subject, before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to any of the Transaction Documents to which such Guarantor is a party or any transaction contemplated hereby or thereby.

(f)	Such Guarantor (i) has read and understands the terms and conditions of the Transaction Documents and the Facility Agreement and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Lender, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties.

(g)	Each Guarantor covenants and agrees that until Payment in Full of the Guaranteed Obligations, it will comply with each of the covenants of the Transaction Documents as if such Guarantor were a party thereto.

Article V

LIMITATION ON GUARANTEED OBLIGATIONS

Section 5.01.  Limitation on Guaranteed Obligations.

(a)	Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(i)	the amount of all Guaranteed Obligations;

(ii)	the amount which could be claimed by the Lender from any Guarantor without rendering such claim voidable or avoidable under the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law after taking into account, among other things, the Guarantor’s right of contribution and indemnification.

(b)	Each Guarantor agrees that the Guaranteed Obligations may, at any time and from time to time, exceed the amount of the liability of such guarantor hereunder or affecting the rights and remedies of the Lender hereunder or under applicable law.

(c)	No payment made by the Company, any Guarantor, any other guarantor or any other Person or received or collected by the Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release, or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until after all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been Paid in Full.

Article VI

INDEMNIFICATION

Section 6.01.  Indemnification.

(a)	Each Guarantor agrees, jointly and severally, to defend, protect, indemnify and hold the Beneficiary and all of its respective shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Guaranty) (each an “Indemnified Party”) harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel as a result of, arising out of, or relating to this Guaranty (including, without limitation, enforcement of this Guaranty)) or any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Guarantor enforceable against such Guarantor in accordance with their terms (the “Indemnified Liabilities”), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal. To the extent that the foregoing undertaking by any Guarantor hereunder may be unenforceable for any reason, such Guarantor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(b)	Each Guarantor agrees, jointly and severally, to pay to the Beneficiary upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Beneficiary and of any experts and agents, which the Beneficiary may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Guaranty, (ii) the exercise or enforcement of any of the rights of the Beneficiary hereunder, or (iii) the failure by any Guarantor to perform or observe any of the provisions hereof.

(c)	Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) or any fiduciary duty or obligation to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential, incidental or punitive damages arising out of or otherwise relating to the facilities, the actual or proposed use of the proceeds of the advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

Article VII

TAXES

Section 7.01.  Taxes

(a)	All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, withholding, deduction, or other defense, except as required by applicable law. Without limiting the foregoing, if any applicable law (as determined in the good faith discretion of the applicable Guarantor) requires the deduction or withholding for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all interest, additions to tax or penalties with respect thereto (“Taxes”), then the applicable Guarantor shall be entitled to make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. If any Guarantor shall be required to deduct or to withhold any Tax from or in respect of any amount payable hereunder or under any other Transaction Document, excluding (i) Taxes imposed by the United States (or any political subdivision thereof), (ii) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of the Lender being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, and (iii) Taxes attributable to the failure of the Lender to provide to the Guarantor such properly completed and executed documentation reasonably requested by the Guarantor as will permit such payment to be made without deduction or withholding or at a reduced rate of deduction or withholding that the Lender, as applicable, is legally entitled to provide (all such nonexcluded Taxes, collectively or individually, “Indemnified Taxes”), the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings for Indemnified Taxes (including Indemnified Taxes on amounts payable to the Lender pursuant to this sentence) the Lender receives an amount equal to the sum he, she or it would have received had no such deduction or withholding of Indemnified Taxes been made. As promptly as possible after any payment of Taxes by a Guarantor to a Governmental Authority pursuant to this Section 8.01, such Guarantor shall send the Lender an official receipt (or, if an official receipt is not available, such other documentation as shall be reasonably satisfactory to the Lender, as the case may be) showing payment.

(b)	Each Guarantor agrees to pay any present or future stamp or documentary Taxes or any other excise or property Taxes that arise from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document (collectively, all such nonexcluded Taxes, “Other Taxes”).

(c)	Each Guarantor hereby indemnifies and agrees to hold each Indemnified Party harmless from and against Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 8.01) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document, and any liability (including penalties, interest and reasonable expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within thirty (30) days from the date on which the Lender makes written demand therefor, which demand shall identify the nature and amount of such Indemnified Taxes or Other Taxes.

(d)	The obligations of the Guarantors under this Section 8.01 shall survive the termination of this Guaranty and the payment of the Guaranteed Obligations and all other amounts payable hereunder.

Article VIII

MISCELLANEOUS

Section 8.01.  Notices. Any notices required to be given under this Guaranty shall be given in the manner and to the addresses listed in the Loan Documents.

Section 8.02.  Amendments. This Guaranty shall not be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given under this Guaranty, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Beneficiary.

Section 8.03.  Successors and Assigns. This Guaranty shall be binding upon the Guarantors and their successors and assigns, and shall inure, together with the rights and remedies of the Beneficiary hereunder, to the benefit of the Beneficiary and the Beneficiary’s successors, transferees and assigns. This Guaranty may not be assigned by any Guarantor without the prior written consent of the Beneficiary.

Section 8.04.  Severability. Any provision of this Guaranty that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each Guarantor hereby waives any provision of law which renders any provision of this Guaranty prohibited or unenforceable in any respect.

Section 8.05.  Entire Agreement. This Guaranty, the other Credit Documents, and any other document executed and delivered by the Parties with this Guaranty or the other Loan Documents are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect.

Section 8.06.  Further Assurances. Each Guarantor shall execute and deliver to the Beneficiary such further assurances and take such other further actions as the Beneficiary may from time-to-time request to further the intent and purpose of this Guaranty and the other Loan Documents and to maintain and protect the rights and remedies intended to be created in favor of the Beneficiary under this Guaranty and the other Loan Documents.

Section 8.07.  Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a) Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the state of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) Each Guarantor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of New York and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any New York federal district court.

(ii) Each Guarantor agrees that venue shall be proper in any court of the state of New York selected by the Beneficiary or, if a basis for federal jurisdiction exists, in any New York federal district court. Each Guarantor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of New York on the basis of improper venue or inconvenience of forum.

(c) WAIVER OF JURY TRIAL. THE GUARANTORS AND THE BENEFICIARY MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS GUARANTY OR ANY MATTER RELATING TO THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS, OR ANY CONTEMPLATED TRANSACTION. THE GUARANTORS AND THE BENEFICIARY ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE GUARANTORS AND THE BENEFICIARY EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE GUARANTORS AND THE BENEFICIARY AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first written above.

GUARANTORS:

FIN HOLDINGS INC.

	By:	/s/ Thomas Thimot
	Name:	Thomas Thimot
	Title:	CEO

INNOVATION IN MOTION, INC.

	By:	/s/ Thomas Thimot
	Name:	Thomas Thimot
	Title:	CEO

ID SOLUTIONS, INC.

	By:	/s/ Thomas Thimot
	Name:	Thomas Thimot
	Title:	CEO

ACCEPTED AND AGREED

Stephen J. Garchik

/s/ Stephen J. Garchik

[Signature Page to Guaranty]